As filed with the Securities and Exchange Commission on December 12, 2008.
Registration No. 333-153871

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	63-0909434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

F. Michael Johnson
Secretary and Chief Financial Officer
BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies of all communications to:
Brooks P. Milling, Esq.
Hand Arendall LLC
P. O. Box 123
Mobile, Alabama 36601
(251) 432-5511
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of each class of securities	Amount to be	aggregate	Amount of
to be registered(1)	registered (1)	offering price (2)	registration fee(3)
Common Stock ($0.01 par value)
Preferred Stock (no par value)
Rights (4)
Warrants
TOTAL	$75,000,000	$75,000,000	$2,947.50

(1)	An indeterminate aggregate principal amount or number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Not specified as to each class of securities being registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Exclusive of any interest or dividends, if any, on the securities.

(4)	Rights evidencing the right to purchase common stock or other securities.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 12, 2008.
PROSPECTUS

Common Stock
Preferred Stock
Rights
Warrants

          We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $75,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
          This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
          Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “BTFG.”
          You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
          These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [                   ], 2008

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
BANCTRUST FINANCIAL GROUP, INC.
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF RIGHTS
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-12.1
EX-23.3
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration or continuous offering process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $75,000,000.
          This prospectus provides you with a general description of each of the securities we may offer. Each time we offer and sell any of these securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and each prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website (http://www.sec.gov) or at the SEC office mentioned under the heading “Where You Can Find More Information.”

i

          You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. You should assume that information previously filed with the SEC and incorporated by reference is accurate as of the date of filing only. Our business, financial condition, results of operations and prospects may have changed since those dates.
          In this prospectus, we refer to common stock, preferred stock, rights and warrants collectively as “securities.” The terms “we,” “us,” and “our” refer to BancTrust Financial Group, Inc., our subsidiary bank, BankTrust, and its brokerage and insurance subsidiary, BancTrust Financial Services, Inc.; except that in the discussion of our capital stock and related matters these terms refer solely to BancTrust Financial Group, Inc. and not to our subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov.
          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC’s rules allow us to “incorporate” the information we file with the SEC “by reference” into this prospectus. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
          We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
          (a) Our Annual Report on Form 10-K for the year ended December 31, 2007;
          (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

          (c) Our Current Reports on Form 8-K, filed on May 13, 2008, May 21, 2008, July 29, 2008 and October 3, 2008;
          (d) The description of the common stock set forth in our Registration Statement filed February 27, 1987 on Form 8-A (SEC File No. 0‑15423) and any amendment or report filed for the purpose of updating such description;
          (e) All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).
          We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:
BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
(251) 431-7800
Attention: F. Michael Johnson
          We also maintain an Internet site at http://www.banktrustonline.com at which there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplements may include or incorporate “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect our current views with respect to future events and financial performance, describe our future plans or strategies or otherwise provide forward-looking information. These statements can often be identified by our use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” “anticipate,” “should,” “will,” “plan,” “believe,” “continue,” “predict,” “contemplate” and similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. These forward-looking statements are based on assumptions and are subject to risks, uncertainties and other variables that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements, including, but not limited to, the following:
•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce margins;

•	general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the business in which we are engaged;

•	we may be unable to obtain required shareholder or regulatory approval for any proposed acquisitions or financings or capital-raising transactions;

•	we may be unable to achieve anticipated results from our merger with The Peoples BancTrust Company, Inc. (“Peoples”) for a variety of reasons, including:
•	lower than expected cost savings or earnings from the combined company;

•	greater than expected difficulties in combining BancTrust’s and Peoples’ cultures;

•	an economic downturn in new markets we have entered;

•	greater than expected loss of customers or employees; or

•	difficulties in integrating Peoples’ and BancTrust’s businesses;
•	deposit attrition, customer loss or revenue loss following acquisitions may be greater than expected;

•	competitors may have greater financial resources and develop products that enable our competitors to compete more successfully than we can compete; and

•	adverse changes may occur in the capital markets.
     The cautionary statements in the prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risks and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date such statements were made.
     We expressly qualify in their entirety all written or oral forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this section. We do not intend to update or revise, and we assume no responsibility for updating or revising, any forward-looking statement contained or incorporated in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

BANCTRUST FINANCIAL GROUP, INC.
          We are an Alabama corporation registered under the Bank Holding Company Act of 1956, as amended. We provide a comprehensive array of traditional financial services through 51 bank offices, 41 of which are in the southern two-thirds of Alabama and 10 of which are in northwest Florida. We operate through our subsidiary bank, BankTrust, an Alabama-chartered financial institution headquartered in Mobile, Alabama, to which we sometimes refer in this prospectus as “BankTrust” or the “Bank.” Through BankTrust we offer a wide range of lending services, including real estate, consumer and commercial loans, to individuals, small businesses and other organizations that are located in or conduct a substantial portion of their business in our markets. We also offer a full array of retail and commercial deposit products and fee-based services to support our customers’ financial needs, including checking accounts, money market accounts, savings accounts and certificates of deposit. For our commercial customers we also offer cash management services such as lock-box, sweep accounts and remote deposit. Other traditional services offered include drive-in banking and night deposit facilities, 24-hour automated teller machines, Internet banking, debit and credit card services and telephone banking. In addition to our traditional banking services, we offer our customers a full array of trust services through our Trust Department. We offer our customers certain investment and insurance products through BancTrust Financial Services, Inc., an insurance and brokerage subsidiary of BankTrust.
          Our principal executive offices are located at 100 St. Joseph Street, Mobile, Alabama 36602, and our telephone number is (251) 431-7800. Our Internet website address is http://www.banktrustonline.com. Our Internet website and information contained in or linked to our website are not incorporated into, and are not a part of, this prospectus.
RISK FACTORS
          An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
USE OF PROCEEDS
          We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities.

RATIO OF EARNINGS TO FIXED CHARGES
          The Company’s consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2007 and each of the nine-month periods ended September 30, 2007 and September 30, 2008 are as follows:

Nine Months Ended
	September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Ratio of Earnings to Fixed Charges

Including Deposit Interest	1.18x	1.25x	1.16x	1.54x	1.96x	2.15x	2.10x

Excluding Deposit Interest	2.22x	3.04x	2.27x	4.29x	6.05x	7.77x	17.22x

          We computed the Ratio of Earnings to Fixed Charges by dividing earnings from continuing operations by fixed charges. For purposes of computing this ratio, “earnings” consist of income from continuing operations before provision for income taxes, extraordinary charges and changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness, interest expense on deposits, and interest within rental expense, which is estimated to be one-third of rental expense (a common practice within the banking industry).
DESCRIPTION OF SECURITIES WE MAY OFFER
          This prospectus contains summary descriptions of our common stock, preferred stock, rights and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF COMMON STOCK
          In this section, we describe the material features and rights of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, our bylaws and to the applicable provisions of Alabama law.
          Our authorized capital stock consists of 50,000,000 shares of common stock, $0.01 par value per share. Our shares of common stock are traded on The Nasdaq Global Select Market under the symbol “BTFG.”
          Holders of our common stock are entitled to:
•	one vote for each share of common stock held;

•	receive dividends if and when declared by our board of directors from our unreserved and unrestricted earned surplus or our unreserved and unrestricted net earnings for the current fiscal year; and

•	share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and preferred shareholders, if any, or provision for such payment.
          Because we are a holding company, our rights and the rights of our creditors and shareholders to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of the subsidiary’s creditors, except to the extent that BancTrust itself may be a creditor having recognized claims against the subsidiary.

          Holders of our common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. Our outstanding common stock is fully paid and nonassessable.
          Our amended and restated articles of incorporation, as amended, and our second amended and restated bylaws contain certain protective provisions that could have the effect of impeding an attempt to gain control of our outstanding shares, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.
•	Our articles of incorporation provide that the vote of 75% or more of the shares entitled to vote will be required to approve (1) any merger or consolidation of BancTrust with or into any other “related” corporation, (2) the sale, lease, exchange or other disposition of a substantial part (20%) of our assets to a related corporation if the related corporation or its affiliates are the beneficial owners of 5% or more of the outstanding capital stock of BancTrust, or (3) the issuance of any stock or other securities of BancTrust in exchange or payment for any property or assets of a related corporation. This 75% vote requirement does not apply if (i) a 75% vote of the directors is obtained or (ii) we own 50% or more of the voting stock of such related corporation. For purposes of this provision, “related corporation” means any other corporation, or its affiliates, that beneficially own, directly or indirectly, more than 5% of the total voting power of all outstanding shares of voting stock of BancTrust.

•	Our articles of incorporation provide, subject to certain exceptions mandated by the Alabama Business Corporation Act, that directors are not liable to us or our shareholders for monetary damages for breach of their fiduciary duty of care.

•	The Alabama Business Corporation Act permits a corporation to indemnify a director if the director seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Alabama Business Corporation Act prohibits indemnification of a director with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was received by him or her. Our articles of incorporation require indemnification or reimbursement of our directors and executive officers to the fullest extent permitted by the Alabama Business Corporation Act.

•	The Alabama Business Corporation Act provides that BancTrust’s directors may be removed with or without cause at a meeting of our shareholders called for the purpose of removing a specific director.

•	Special meetings of shareholders may be called at any time by the board of directors, by a majority of the members of the board of directors, or by a committee of the board which has been given such authority. A special meeting of shareholders also may be called by holders of 10% or more of our outstanding shares of common stock entitled to vote at the special meeting.

•	Our articles of incorporation require a shareholder seeking to nominate a director for election at an annual shareholder’s meeting to give our secretary notice of such nomination no less than thirty (30) and no more than sixty (60) days prior to the meeting.

•	Our articles of incorporation provide that the board of directors or any shareholder entitled to vote generally in the election of directors may propose any new business to be taken up at any annual or special meeting of shareholders. If a shareholder desires to propose new business, he or she must give notice in writing, by mailing such notice to the secretary of BancTrust, not less than thirty (30) nor more than sixty (60) days prior to the date at which the meeting is to be held.

•	Our articles of incorporation expressly prohibit action of our shareholders by unanimous written consent and instead require any shareholder action to be taken only at an annual or special meeting of shareholders.
DESCRIPTION OF PREFERRED STOCK
          Our articles of incorporation permit us to issue up to 500,000 shares of preferred stock, no par value, in one or more classes or series having such voting powers and other terms and conditions as may be determined in the discretion of our board of directors.
          Our board of directors must adopt resolutions prior to the issuance of any shares of a particular class or series of preferred stock fixing the voting powers, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations and restrictions of the class or series of preferred stock, including but not limited to, the following:
•	The distinctive designation or title of and number of shares which shall constitute such class or series (which may be increased or decreased within certain limits);

•	The rate and time at which, and the terms and conditions upon which, dividends, if any, shall be paid;

•	The extent of the preference or relation, if any, of such dividends to dividends payable on any other class or classes or series of the same or other classes of stock;

•	Whether such dividends shall be cumulative or non-cumulative;

•	The right, if any, of the holders of such class or series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock, and the terms and conditions of such conversion or exchange;

•	Whether or not preferred stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, preferred stock of such class or series may be redeemed;

•	The rights, if any, of the holders upon voluntary or involuntary liquidation of BancTrust; and

•	The terms of the sinking fund or redemption or purchase account, if any, to be provided.
          Our board of directors has the authority to make the voting powers, designations, preferences, rights, qualifications, limitations or restrictions of any class or series of preferred stock dependent upon facts ascertainable outside of our articles of incorporation or any amendment thereto, or outside the resolution or resolutions adopted to provide for the issue of such preferred stock, provided that the manner in which such facts shall operate on the voting powers, designations, preferences, rights, qualifications, limitation or restrictions of such class or series of preferred stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock.
          Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
          We will set forth in the applicable prospectus supplement the terms under which any preferred stock being offered may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of the preferred stock receive would be subject to adjustment.
DESCRIPTION OF RIGHTS
          In this section, we describe the general terms and provisions of the rights to purchase common stock or other securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
          The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. Federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.
          Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
          Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
          The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.
DESCRIPTION OF WARRANTS
          In this section, we describe the general terms and provisions of the warrants to purchase common stock or other securities that we may offer. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
          The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants, the dates or periods during which the warrants are exercisable and any other specific terms of the warrants.
          The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.
PLAN OF DISTRIBUTION
     We may sell our securities in any of three ways (or in any combination):
•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.
     Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:
•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any delayed delivery arrangements.

          The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
          Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
          If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
          We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS
          The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Hand Arendall LLC, Mobile, Alabama. Hand Arendall attorneys own beneficially approximately 230,000 shares of the outstanding BancTrust common stock, and Stephen G. Crawford, a member of Hand Arendall LLC, is a director of BancTrust.
EXPERTS
          The consolidated statements of condition as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and cash flow for each of the years in the three-year period ended December 31, 2007 and KPMG LLP’s report as to the effectiveness of our internal control over financial reporting as of December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference herein, have been incorporated herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s audit report covering the December 31, 2007 consolidated financial statements refers to our changes in accounting for uncertainties in income taxes during 2007 and accounting for share-based payments, evaluating prior-year misstatements, and accounting for defined benefit pension plans during 2006. Effective May 7, 2008, the client-auditor relationship between BancTrust Financial Group, Inc. and KPMG LLP ceased.

Common Stock
Preferred Stock
Rights
Warrants

Prospectus

_________________________, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this Registration Statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

Securities and Exchange Commission Registration Fee	$2,948
Printing and Mailing Expenses	$35,000
Fees and Expenses of Company Counsel	$75,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$50,000

Total estimated fees and expenses	$187,948
Item 15. Indemnification of Directors and Officers
          Consistent with Division E of Article 8 of the Alabama Business Corporation Act (the “ABCA”), Article 11 of BancTrust’s Articles of Incorporation (“Article 11”) provides that BancTrust will indemnify its directors and officers against reasonable expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit or proceeding based on such person’s status as a director or officer of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in or, if not acting in such person’s official capacity, not opposed to the best interests of BancTrust. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in the case of an action by or in the right of the corporation against a director or officer where the director or officer has been adjudged to be liable to BancTrust, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.
          Under Article 11, BancTrust may advance expenses in defending a civil or criminal claim, action, suit or proceeding to a director or officer seeking indemnification, provided such director or officer provides a written affirmation of a good faith belief that he or she has met the standard of conduct required under Article 11, and provided that such director or officer provides an undertaking as an unlimited general obligation by or on behalf of the director or officer to repay such amount if and to the extent that it shall be ultimately determined that he or she is not entitled to be indemnified by BancTrust. Furthermore, those responsible for making the determination of whether or not indemnification is proper must determine that the facts then known to them would not preclude indemnification under Article 11.
          Under Article 11, BancTrust may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancTrust, or is or was serving at the request of BancTrust as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his status as such, whether or not BancTrust had the power to indemnify such person against such liability under the provisions of Article 11.
          Pursuant to a policy of liability insurance with St. Paul Mercury Insurance Company having a $15,000,000 directors’ and officers’ liability limit per year, the directors and officers of BancTrust are insured, subject to the limits, retentions, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error, omission, act, misstatement, misleading statement or breach of duty actually or allegedly committed or attempted by a director or officer, or any matter claimed against a director or officer solely by reason of such person being a director or officer of BancTrust. The policy also has a $5,000,000 Trust Errors and Omissions limit per year, wherein directors and officers are indemnified for any actual or alleged error, omission, act or breach of duty while acting solely in the capacity of (among other things) personal representative of an estate, trustee, conservator, attorney in fact, escrow agent, registrar, tax withholding agent, trustee under bond indenture, fiduciary under an employee benefit plan or trust or a trustee exercising any fiduciary powers permitted by law.
Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting or Purchase Agreement

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit (3).6 to our annual report on form 10-K filed on March 31, 2003)

3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit (3).1 to our current report on form 8-K filed on October 3, 2008)

3.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibit (3).2 to our current report on form 8-K filed on December 21, 2007)

4.1*	Form of Subscription Rights Certificate

4.2*	Form of Subscription Agent Agreement

4.3*	Form of Warrant Agreement

4.4*	Form of Warrant

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Instrument Designating New Series of Preferred Stock

4.7	Form of Common Stock Certificate (incorporated by reference to Exhibit (4).4 to our annual report on form 10-K filed on March 31, 1997)

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

**	Previously filed.

Exhibit Number	Description

5.1**	Opinion of Hand Arendall LLC regarding the legality of the securities

12.1	Statement regarding computation of ratio of earnings to fixed charges

21.1**	Subsidiaries of the registrant

23.1**	Consent of KPMG LLP

23.2**	Consent of Hand Arendall LLC (included in Exhibit 5.1)

23.3	Consent of KPMG LLP

24.1**	Power of Attorney

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

**	Previously filed.

Item 17. Undertakings
     A. Rule 415 Offering
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) [Intentionally omitted.]
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     B. Filings Incorporating Subsequent Exchange Act Documents By Reference
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     H. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-3
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     I. Subsequently Filed Information Required in a Prospectus
     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the Form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a Form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a Form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on December 12, 2008.

BANCTRUST FINANCIAL GROUP, INC.
By:	/s/ W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr.
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of December 12, 2008.

Signatures	Title

/s/ W. Bibb Lamar, Jr.	President and Chief Executive Officer
W. Bibb Lamar, Jr.

/s/ F. Michael Johnson	Chief Financial Officer and Secretary
F. Michael Johnson

Signatures	Title

/s/ Tracy T. Conerly* Tracy T. Conerly	Director

Stephen G. Crawford	Director

/s/ David C. De Laney* David C. De Laney	Director

Robert M. Dixon, Jr.	Director

/s/ James A. Faulkner* James A. Faulkner	Director

/s/ Broox G. Garrett, Jr.* Broox G. Garrett, Jr.	Director

W. Dwight Harrigan	Director

/s/ Clifton C. Inge, Jr.* Clifton C. Inge, Jr.	Director

/s/ W. Bibb Lamar, Jr.* W. Bibb Lamar, Jr.	Director

/s/ John H. Lewis, Jr.* John H. Lewis, Jr.	Director

Signatures	Title

/s/ Harris V. Morrissette* Harris V. Morrissette	Director

J. Stephen Nelson	Director

/s/ Paul D. Owens, Jr.* Paul D. Owens, Jr.	Director

Dennis A. Wallace	Director

*By:	/s/ F. Michael Johnson F. Michael Johnson Attorney-in-fact

EXHIBIT INDEX

SEC Assigned
Exhibit No.	Description of Exhibit

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.3	Consent of KPMG LLP